EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Shire Announces Approval of ELAPRASE® (idursulfase) in Brazil

First and Only Treatment for Hunter Syndrome Now Approved in 40 Countries Worldwide

Basingstoke UK and Cambridge MA, US - May 27, 2008 – Shire Limited (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announced that ELAPRASE® (idursulfase), a human enzyme replacement therapy for the treatment of Hunter syndrome, has been approved by the Brazilian Regulatory Agency, Agência Nacional de Vigilância Sanitária (ANVISA). ELAPRASE, developed by Shire Human Genetic Therapies (HGT), a business unit of Shire focused on genetic diseases, is the first and only enzyme replacement therapy approved for people suffering from Hunter syndrome. Brazil is the largest economy in Latin America and the ninth largest in the world1. With this approval, ELAPRASE is now cleared for marketing in two countries in the region – Brazil and Mexico.

Hunter syndrome, also known as Mucopolysaccharidosis II (MPS II), is a serious, life-threatening genetic condition mainly affecting males that results from an absence of, or deficiency in, the lysosomal enzyme iduronate-2-sulfatase. Without sufficient amounts of this enzyme, cellular waste products accumulate in tissues and organs, which then begin to malfunction, leading to severe clinical complications and early mortality. ELAPRASE, which is given as a weekly infusion, is designed to replace the deficient iduronate-2-sulfatase enzyme.

“Approval of ELAPRASE in Brazil further demonstrates our commitment to bringing meaningful treatments to patients across Latin America – and the world,” said Sylvie Grégoire, President of Shire HGT.

"This is a tremendous milestone for the many Hunter syndrome patients in Brazil, who will now have access to treatment for this serious and life-threatening disease," said Professor Roberto Giugliani, MD, PhD, Hospital de Clínicas de Porto Alegre. “With ELAPRASE, physicians will now be able to move patients beyond palliative care, and provide specific treatment for Hunter syndrome”

Since its U.S. approval in July 2006, ELAPRASE has been approved for marketing and commercial distribution in several countries around the world, most recently in Mexico and Russia.

1 Caggeso, Mike. “Outlook 2008: The Latin American Economy is ‘Muy Caliente’”, Money Morning. January 8, 2008 <http://www.moneymorning.com/2008/01/08/outlook-2008-the-latin-american-economy-is-muy-caliente%C2%A0/>

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For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160

Eric Rojas (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280

Jessica Cotrone (North America)	+1 617 613 4640

Notes to editors

About ELAPRASE®

ELAPRASE is a purified form of the lysosomal enzyme iduronate-2-sulfatase and is produced by recombinant DNA technology in a human cell line. ELAPRASE is indicated for patients with Hunter syndrome (Mucopolysaccharidosis II, MPS II.) ELAPRASE has been shown to improve walking capacity in these patients.

Safety Considerations

Some patients in the clinical trials experienced life-threatening immediate allergic reactions to ELAPRASE (idursulfase) infusion. Patients who have experienced severe allergic reactions may experience another allergic reaction approximately 24 hours after the initial reaction and may require prolonged observation. Patients with compromised respiratory function or acute respiratory disease may have a higher risk of life-threatening reactions to ELAPRASE infusion and require additional monitoring.

Life-threatening allergic reactions have been seen in some patients during ELAPRASE infusions. Reactions included difficulty breathing, lack of oxygen, seizure or loss of consciousness, hives, and/or swelling of the throat or tongue. Patients received an antihistamine to reverse the allergic reaction or corticosteroid to decrease inflammation prior to or during later infusions. ELAPRASE was given more slowly or was stopped early if patients had serious reactions. With these measures, no patients stopped treatment permanently due to an infusion reaction. Because of the potential for life-threatening complications, the ELAPRASE infusion may have to be delayed for patients who have respiratory illness and/or fever.

The most common side effects that required intervention had to do with infusions. These included muscle and joint aches, headache, fever, rash, hives, itching and increased blood pressure. These side effects decreased over time with continued ELAPRASE treatment.

About half of the patients in clinical studies produced antibodies to treatment with ELAPRASE and these patients had an increase in infusion reactions. The presence of antibodies on the effectiveness of ELAPRASE is unknown.

More information about ELAPRASE and Hunter syndrome is available at http://www.elaprase.com or http://www.hunterpatients.com.

About Hunter Syndrome

Hunter syndrome (MPS II) is a serious genetic disorder mainly affecting males that interferes with the body’s ability to break down and recycle waste substances called mucopolysaccharides, also known as glycosaminoglycans or GAG. Hunter syndrome is one of several related lysosomal storage diseases.

In Hunter syndrome, cumulative build up of GAG in cells throughout the body interferes with the way certain tissues and organs function, leading to severe clinical complications and early mortality.

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Physical manifestations for some people with Hunter syndrome may include distinct facial features, a large head and an enlarged abdomen. People with Hunter syndrome may also experience hearing loss, thickening of the heart valves leading to a decline in cardiac function, obstructive airway disease, sleep apnea, and enlargement of the liver and spleen. In some cases, central nervous system involvement leads to progressive neurologic decline.

Shire Human Genetic Therapies is actively tracking health data among individuals affected by Hunter syndrome as part of the company’s long-term outcome survey, called the Hunter Outcome Survey (HOS). HOS is designed to support the gathering, analysis, reporting and sharing of data from around the world about Hunter syndrome. Shire believes that the inclusion of all people affected by Hunter syndrome, whether on therapy or not, and the analysis and dissemination of this information will allow for further understanding of Hunter syndrome and disease education on a global scale.

SHIRE LIMITED

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe. Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development including, but not limited to the successful development of JUVISTA® (Human TGF²3) and veleglucerase alfa (GA-GCB); manufacturing and commercialization including, but not limited to, the establishment in the market of VYVANSE™ (lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products, including, but not limited to, the impact of those on Shire’s ADHD franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2007.

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